CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Corgi ETF Trust II and to the use of our report dated March 6, 2026 on the financial statements of the Data Center Power & Cooling ETF.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 6, 2026